Exhibit 99.2 Third Quarter 2020 Conference Call

Safe Harbor Statement This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Page 2 | Third Quarter 2020 Results | 11.04.2020

Summary Highlights Third Quarter 2020 Business Update • Best combined adjusted EBITDA quarter YTD for 2020 • Gross margin percentage growth of 2.4 points year over year and 2.7 points YTD 2020 versus YTD 2019 • Reduced term loan B balance by $145 million to $350 million outstanding • Amended and extended $1.0 billion revolver until September 2025 • In October 2020, we acquired a private company in Belgium for approximately $29 million, strengthening rendered poultry position in Europe along with food waste recycling • DGD record 80 million gallons sold in Q3, on track for 285 million gallons sold in 2020 • Peptan growth project in Presidente Epitacio, BR is commissioning Page 3 | Third Quarter 2020 Results | 11.04.2020

Financial Highlights Financials YTD YTD Balance Sheet As of As of (in millions) Q3-2020 Q3-2019 Q3-2020 Q3-2019 (in millions, except ratio data) 9/26/2020 12/28/2019 Segment EBITDA Cash (including restricted) $66.0 $73.0 Feed $72.3 $72.3 $227.6 $201.4 Revolver availability $934.3 $911.9 Food 41.7 39.3 117.4 132.8 (1) Net working capital $267.9 $246.9 Fuel 117.1 48.7 322.9 144.6 Total debt $1,474.2 $1,649.4 Corporate (12.6) (12.5) (40.9) (38.3) Leverage ratio (2) 1.93x 3.18x Total Combined adjusted EBITDA $218.5 $147.8 $627.0 $440.5 Capital expenditures $184.9 $359.5 (In millions) $627.0 Combined adjusted EBITDA Financials YTD YTD $600 (in millions, except per share data) Q3-2020 Q3-2019 Q3-2020 Q3-2019 $269.1 Net sales $850.6 $842.0 $2,552.1 $2,504.4 $450 $218.5 Gross margin 212.2 189.1 634.4 555.8 $213.3 $300 $195.2 $357.9 Gross margin % 24.9% 22.5% 24.9% 22.2% $150 $103.6 $69.1 $96.4 $109.7 $126.1 $122.1 Net income 101.1 25.7 252.1 70.0 $0 Q1 Q2 Q3 YTD 2020 EPS diluted $0.61 $0.15 $1.51 $0.42 Global Ingredients DGD (1) YTD includes a $13.1 million gain on an asset sale in China (2) Leverage ratio calculated per bank covenant Page 4 | Third Quarter 2020 Results | 11.04.2020

Feed Segment US$ (in millions) Q3-2019 Q4-2019 Q1-2020 Q2-2020 Q3-2020 Net Sales $ 497.0 $ 490.4 $ 512.6 $ 503.7 $ 483.0 Gross Margin 117.2 114.3 124.2 135.8 121.4 Adj. EBITDA Bridge Q3-2019 to Q3-2020 Gross Margin % 23.6% 23.3% 24.2% 27.0% 25.1% (millions) Loss/(gain) on sale of assets (2.4) (0.4) 0.1 0.1 0.2 SG&A 47.3 57.9 53.9 50.5 49.0 SG&A Margin % 9.5% 11.8% 10.5% 10.0% 10.2% Operating Income 22.1 1.6 16.7 32.5 18.5 Adj. EBITDA (1) $ 72.3 $ 56.8 $ 70.2 $ 85.2 $ 72.3 Raw Material Processed (mmts) 2.19 2.21 2.24 2.15 2.18 (1) Does not include Unconsolidated Subsidiaries EBITDA Key Drivers: EBITDA Price / Cost of Sale of Adjusted FX EBITDA Volumes SG&A • Sequentially improved volumes with gross margin improvement led by strong cost Q3 19 Yield Sales Asset EBITDA Impact Q3 20 management in North America • UCO volumes continue to run approximately 15% below historical levels Note: Cost of Sales includes raw material costs, collection costs and factory costs. • Fat prices (BFT & YG) were down during Q3-20 compared to a year ago and sequentially to Q2-2020. Protein pricing (MBM) was also lower in Q3-20 compared to the same period in 2019 and sequentially to Q2-2020. Pet food PM price was up year over year, but down from Q2-2020 Page 5 | Third Quarter 2020 Results | 11.04.2020

Food Segment US$ (in millions) TotalQ4-2018Q1-2019 2018 Q3-2019 Q4-2019 Q1-2020 Q2-2020 Q3-2020 Net Sales $ 276.5 $ 288.6 $ 270.3 $ 278.9 $ 291.8 Gross Margin 61.8 67.2 64.9 58.8 65.1 Gross Margin % 22.4% 23.3% 24.0% 21.1% 22.3% Adj. EBITDA Bridge Q3-2019 to Q3-2020 (millions) Loss/(gain) on sale of assets (0.2) 0.3 - - 0.0 SG&A 22.8 29.3 25.5 22.6 23.4 SG&A Margin % 8.2% 10.2% 9.4% 8.1% 8.0% (1) Operating Income 19.5 17.0 19.1 16.3 21.1 (1) Adj. EBITDA $ 39.3 $ 37.5 $ 39.4 $ 36.3 $ 41.7 Raw Material Processed (mmts) 0.3 0.3 0.3 0.3 0.3 Key Drivers: • Peptan product sales rebound in third quarter 2020 • Food Ingredients operating income increased 8.2% year over year primarily EBITDA Price / Volumes Cost of Sale of SG&A Adjusted FX EBITDA due to higher sales volumes in North and South America collagen markets Q3 19 Yield Sales Asset EBITDA Impact Q3 20 • Improving results in China Note: Cost of Sales includes raw material costs, collection costs and factory costs. Page 6 | Third Quarter 2020 Results | 11.04.2020

Fuel Segment (Includes Diamond Green Diesel JV consolidated EBITDA)

US$ (in millions)	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020
Net Sales	$ 68.6	$ 80.6	$ 69.9	$ 66.0	$ 75.7
Gross Margin	10.1	37.6	16.9	21.8	25.7
Gross Margin %	14.7%	46.7%	24.2%	32.9%	33.9%
Loss/(gain) on sale of assets	-	0.3	-	(0.0)	(0.1)
SG&A	0.9	2.3	1.6	4.0	5.0
Depreciation and amortization	7.9	7.8	8.1	8.0	8.6
Equity in net income/(loss) of Diamond Green Diesel (DGD)	32.0	270.1	97.8	63.5	91.1
Segment Income	33.3	297.2	105.0	73.3	103.1
Segment EBITDA	9.2	35.0	15.3	17.8	20.7
DGD adjusted EBITDA (Darling's Share)	39.5	276.2	103.6	69.1	96.4
Combined Adj. EBITDA (1)	$ 48.7	$ 311.2	$ 118.9	$ 86.9	$ 117.1
Raw Material Processed*(mmts)	0.3	0.3	0.3	0.3	0.3

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.

* Excludes feed stock (raw material) processed at the DGD joint venture.

Key Drivers:

- **Combined adjusted EBITDA** of $117.1 million, with DGD earning $2.41 per gallon on 80.0 million gallons sold for Q3-20
- Green bioenergy continues to have strong results, pushing the fuel segment EBITDA up 125% year over year
- Darling has received $205 million of cash distributions from DGD year to date 2020

DIAMOND GREEN DIESEL

US$ and gallons (in millions)	Q3-2019	Q4-2019	Q1-2020	Q2-2020	Q3-2020
EBITDA (Entity) - in quarter recorded w/no BTC	$ 79.1	$ 121.7	$ 127.3	$ 66.0	$ 112.9
EBITDA (Entity) - BTC adjusted to when earned	$ 137.3	$ 198.2	$ 207.3	$ 138.2	$ 192.9
Pro forma Adjusted EBITDA (Darling's share)	$ 68.6	$ 99.1	$ 103.6	$ 69.1	$ 96.4
Total gallons produced	55.9	77.9	77.0	74.5	77.3
Total gallons sold/shipped	58.7	77.1	78.9	72.3	80.0
EBITDA per gallon sold/shipped	$ 2.34	$ 2.57	$ 2.63	$ 1.91	$ 2.41

Page 7 | Third Quarter 2020 Results | 11.04.2020

DARLING INGREDIENTS

October 2020 400-million-gallon expansion Existing 275-million-gallon plant Page 8 | Third Quarter 2020 Results | 11.04.2020

Appendix Additional Information

$250 $200 $150 $100 $50 $- Page Source: https://ww3.arb.ca.gov/fuels/lcfs/credit/lrtweeklycreditreports.htm Source: Apr-16 10 Jun-16 | Third| Quarter 2020Results | 11.04.2020 Aug-16 Oct-16 California LCFS &RIN value history Dec-16 Feb-17 Apr-17 Average LCFS Carbon Credit Price Jun-17 Weighted Ave Price (USD/MT) Aug-17 Oct-17 Dec-17 Feb-18 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Aug-19 Oct-19 Dec-19 Feb-20 Apr-20 Jun-20 Aug-20

Feed Segment - Historical US$ (in millions) Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Q3-2020 Net Sales $ 482.7 (1) $ 485.3 $ 1,952.6 $ 495.8 $ 487.4 $ 497.0 $ 490.4 $ 1,970.6 $ 512.6 $ 503.7 $ 483.0 Gross Margin 99.0 110.4 454.6 109.0 110.5 117.2 114.3 451.0 124.2 135.8 121.4 Gross Margin % 20.5% 22.7% 23.2% 22.0% 22.7% 23.6% 23.3% 22.9% 24.2% 27.0% 25.1% Loss/(gain) on sale of assets 0.1 0.2 0.7 (4.4) (0.5) (2.4) (0.4) (7.7) 0.1 0.1 0.2 SG&A 39.7 44.8 176.7 48.8 46.5 47.3 57.9 200.5 53.9 50.5 49.0 SG&A Margin % 8.2% 9.2% 9.0% 9.8% 9.5% 9.5% 11.8% 10.2% 10.5% 10.0% 10.2% Operating Income 11.9 11.9 82.8 15.2 15.8 22.1 1.6 54.7 16.7 32.5 18.5 Adj. EBITDA (2) $ 59.2 $ 65.3 $ 277.1 $ 64.5 $ 64.5 $ 72.3 $ 56.8 $ 258.2 $ 70.2 $ 85.2 $ 72.3 Adj. EBITDA Margin % 12.3% 13.5% 14.2% 13.0% 13.2% 14.5% 11.5% 13.2% 13.7% 16.9% 15.0% Raw Material Processed (mmts) 2.17 2.18 8.60 2.18 2.16 2.19 2.21 8.74 2.24 2.15 2.18 (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA Page 11 | Third Quarter 2020 Results | 11.04.2020

Historical Pricing

Jacobson, Wall Street Journal and Thomson Reuters

2020 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.
	2020 Average Jacobsen Prices (USD)											
Bleachable Fancy Tallow - Chicago Renderer / cwt	$31.26	$35.21	$31.86	$32.69	$30.78	$33.98	$24.86	$29.95	$23.86	$30.60	$32.07	$29.04
Yellow Grease - Illinois / cwt	$22.00	$24.22	$22.73	$22.92	$20.67	$21.78	$18.33	$20.18	$17.60	$18.70	$22.37	$19.48
Meat and Bone Meal - Ruminant - Illinois / ton	$230.00	$231.60	$248.63	$237.10	$306.78	$326.63	$240.68	$290.42	$208.64	$208.57	$224.17	$212.91
Poultry By-Product Meal - Feed Grade - Mid South/ton	$215.00	$215.00	$245.73	$225.73	$269.29	$298.25	$241.36	$269.07	$225.00	$225.00	$229.29	$226.07
Poultry By-Product Meal - Pet Food - Mid South/ton	$471.00	$550.00	$598.90	$540.44	$660.71	$729.38	$647.73	$679.08	$610.80	$555.95	$578.57	$581.80
Feathermeal - Mid South / ton	$279.05	$280.00	$287.95	$282.50	$303.21	$333.75	$268.41	$300.90	$252.10	$264.29	$289.29	$267.91
2020 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats												
Corn - Track Central IL #2 Yellow / bushel	$4.02	$3.96	$3.73	$3.90	$3.21	$3.22	$3.37	$3.26	$3.19	$3.06	$3.47	$3.55
2020 European Benchmark Pricing Soy meal - Competing ingredient for protein meals in Feed Segment												
Palm oil - CIF Rotterdam / metric ton	$824	$731	$616	$724	$569	$528	$588	$562	$640	$695	$736	$690
Soy meal - CIF Rotterdam / metric ton	$357	$347	$375	$360	$367	$341	$347	$352	$354	$375	$407	$379

Comparison	*QTR. Over QTR.* Q2-2020 Avg.	Q3-2020 Avg.	% Change	*Year Over Year* Q3-2019 Avg.	Q3-2020 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$29.95	$29.04	-3.0%	$30.50	$29.04	-4.8%
Yellow Grease - Illinois / cwt	$20.18	$19.48	-3.5%	$24.53	$19.48	-20.6%
Meat and Bone Meal - Ruminant - Illinois / ton	$290.42	$212.91	-26.7%	$216.29	$212.91	-1.6%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$269.07	$226.07	-16.0%	$234.60	$226.07	-3.6%
Poultry By-Product Meal - Pet Food - Mid South / ton	$679.08	$581.80	-14.3%	$411.77	$581.80	41.3%
Feathermeal - Mid South / ton	$300.90	$267.91	-11.0%	$333.43	$267.91	-19.7%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.26	$3.55	8.9%	$4.16	$3.55	-14.7%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$562	$690	22.8%	$533	$690	29.5%
Soy meal - CIF Rotterdam / metric ton	$352	$379	7.7%	$339	$379	11.8%

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DARLING INGREDIENTS

Food Segment - Historical US$ (in millions) Q3-2018 Q4-2018 Total 2018 Q1-2019 Q2-2019 Q3-2019 Q4-2019 Total 2019 Q1-2020 Q2-2020 Q3-2020 Net Sales (1) (1) (1) (1) (1) $ 265.2 $ 291.7 $1,139.1 $ 279.2 $ 274.8 $ 276.5 $ 288.6 $1,119.1 $ 270.3 $ 278.9 $ 291.8 Gross Margin 54.5 58.6 221.0 65.1 60.4 61.8 67.2 254.5 64.9 58.8 65.1 Gross Margin % 20.6% 20.1% 19.4% 23.3% 22.0% 22.4% 23.3% 22.7% 24.0% 21.1% 22.3% Loss/(gain) on sale of assets - - (0.3) 0.1 (13.4) (0.2) 0.3 (13.2) - - 0.0 SG&A 21.8 23.6 91.5 21.9 23.4 22.8 29.3 97.4 25.5 22.6 23.4 SG&A Margin % 8.2% 8.1% 8.0% 7.8% 8.5% 8.2% 10.2% 8.7% 9.4% 8.1% 8.0% Operating Income (2) (2) 13.0 14.6 48.7 23.6 30.5 19.5 17.0 90.6 19.1 16.3 21.1 Adj. EBITDA (2) (2) (3) $ 32.7 $ 34.9 $ 129.7 $ 43.2 $ 37.1 $ 39.3 $ 37.5 $ 157.1 $ 39.4 $ 36.3 $ 41.7 Adj. EBITDA Margin % 12.3% 12.0% 11.4% 15.5% 13.5% 14.2% 13.0% 14.0% 14.6% 13.0% 14.3% Raw Material Processed (mmts) 0.3 0.3 1.1 0.3 0.3 0.3 0.3 1.1 0.3 0.3 0.3 (1) Reflects freight revenue reclass in 2018 and 2019 (2) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina collagen plant (3) Adjusted for the $13.1 million land asset sale in China Page 13 | Third Quarter 2020 Results | 11.04.2020

Fuel Segment - Historical

US$ (in millions)	Q3-2018	Q4-2018	Total 2018	Q1-2019	Q2-2019	Q3-2019	Q4-2019	Total 2019	Q1-2020	Q2-2020	Q3-2020
Net Sales	$ 64.6	$ 76.2	$ 296.0	$ 60.1	$ 65.0	$ 68.6	$ 80.6	$ 274.3	$ 69.9	$ 66.0	$ 75.7
Gross Margin	11.2	16.6	65.8	10.0	11.7	10.1	37.6	69.4	16.9	21.8	25.7
Gross Margin %	17.3%	21.8%	22.2%	16.7%	18.0%	14.7%	46.7%	25.3%	24.2%	32.9%	33.9%
Loss/(gain) on sale of assets	0.1	0.1	0.3	-	-	-	0.3	0.3	-	(0.0)	(0.1)
SG&A	(2.8)	(0.8)	(4.8)	(0.8)	0.4	0.9	2.3	2.8	1.6	4.0	5.0
Depreciation and amortization	9.4	8.6	35.0	7.8	8.4	7.9	7.8	31.9	8.1	8.0	8.6
Equity in net income/(loss) of Diamond Green Diesel (DGD)	(2.6)	50.1	159.8	24.3	38.1	32.0	270.1	364.5	97.8	63.5	91.1
Segment Income	1.9	58.7	195.1	27.3	41.1	33.3	297.2	398.8	105.0	73.3	103.1
Segment EBITDA	13.9	17.2	70.3	10.8	11.4	9.2	35.0	66.3	15.3	17.8	20.7
DGD adjusted EBITDA (Darling's Share)	0.5	55.2	174.0	29.8	43.8	39.5	276.2	389.4	103.6	69.1	96.4
Combined Adj. EBITDA (1)	$ 14.4	$ 72.4	$ 244.3	$ 40.6	$ 55.2	$ 48.7	$ 311.2	$ 455.7	$ 118.9	$ 86.9	$ 117.1
Raw Material Processed*(mmts)	0.3	0.3	1.2	0.3	0.3	0.3	0.3	1.3	0.3	0.3	0.3

(1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA.
* Excludes feed stock (raw material) processed at the DGD joint venture.

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DARLING INGREDIENTS

Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at September 26, 2020. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Page 15 | Third Quarter 2020 Results | 11.04.2020

Adjusted EBITDA

Adjusted EBITDA *(U.S. dollars in thousands)*	Three Months Ended September 26, 2020		Three Months Ended September 28, 2019	Nine Months Ended September 26, 2020		Nine Months Ended September 28, 2019
Net income attributable to Darling	$ 101,125		$ 25,721	$ 252,074		$ 69,991
Depreciation and amortization	85,730		80,407	253,711		239,057
Interest expense	18,793		19,359	55,803		60,088
Income tax expense	4,812		10,850	43,058		23,900
Foreign currency loss/(gain)	1,239		(466)	709		654
Other expense, net	1,912		2,614	5,278		7,158
Debt extinguishment costs	-		-	-		12,126
Equity in net (income) of Diamond Green Diesel	(91,099)		(32,020)	(252,411)		(94,390)
Equity in net (income)/loss of unconsolidated subsidiaries	(906)		665	(2,467)		1,087
Net income attributable to noncontrolling interests	480		1,116	2,117		7,530
Adjusted EBITDA (Non-GAAP)	$ 122,086		$ 108,246	$ 357,872		$ 327,201
Foreign currency exchange impact	(3,702)	(1)	-	407	(2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 118,384		$ 108,246	$ 358,279		$ 327,201
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 96,435		$ 39,548	$ 269,177		$ 113,270
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$ 218,521		$ 147,794	$ 627,049		$ 440,471

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended September 26, 2020 of €1.00:USD$1.17 and CAD$1.00:USD$0.75, as compared to the average rate for the three months ended September 28, 2019 of €1.00:USD$1.11 and CAD$1.00:USD$0.76, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the nine months ended September 26, 2020 of €1.00:USD$1.12 and CAD$1.00:USD$0.74, as compared to the average rate for the nine months ended September 28, 2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75, respectively.

Page 16 | Third Quarter 2020 Results | 11.04.2020

DARLING INGREDIENTS

Upcoming IR Events • Baird Industrial Conference – 11.11.20 • Berenberg CEO Conference – 11-12-20 • Stephens Consumer Staples Conference – 11.18.20 • BMO Growth & ESG Conference – 12.08.20 or 12.09.20 Page 17 | Third Quarter 2020 Results | 11.04.2020

Thank you